UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2013 (April 2, 2013)

Monster Offers

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53266

Nevada	26-1548306
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

117 Calle de Los Molinos, San Clemente, CA	92672
(Address of principal executive offices)	(Zip Code)

(949) 542-6668

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Item 1.01 Entry into a Material Definitive Agreement.

On April 2, 2013, Monster Offers, a Nevada corporation (the “Company”), entered into a Consulting Agreement (the “Consulting Agreement”) with Nuwa Group, LLC, a California limited liability company (“Consultant”). The Consulting Agreement is for a term of twelve (12) months and requires Consultant to provide certain investor relations services to the Company in exchange for 2.5% of the Company’s total currently outstanding equity (the “Shares”).

The Shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933. The sale of the Shares did not involve a public offering, and there was no general solicitation or general advertising involved in the offer or sale of the Shares. The Company provided access to all material information that Consultant requested and all information necessary to verify such information, and Consultant was afforded access to the Company’s management in connection with the issuance of the Shares. Consultant acquired the Shares for investment purposes and not with a view toward distribution, acknowledging such intent to the Company. Consultant understood the ramifications of its actions. The Shares contain a legend restricting transferability absent registration or applicable exemption.

The description of the Consulting Agreement, above, is qualified in its entirety by reference to the full text of the Consulting Agreement, which is filed as Exhibit 10.1 and incorporated in this Item 1.01 by reference.

Item 3.02. Unregistered Sales of Equity Securities

The disclosure required by this Item 2.01 is included in Item 1.01 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are furnished as part of this Form 8-K:

Exhibit 10.1	Consulting Agreement, dated April 2, 2013

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Monster Offers Registrant

Date: April 12, 2013
/s/ Wayne Irving II
Name: Wayne Irving II
Title: CEO and Director

3